EXHIBIT 99.1

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership - before change	Amount and Nature of Beneficial Ownership - after change	Percent of Class (1)- after change
Wenbo Yu	451,453	52,035	0.7530%
Carmen XiaoYan Yu	598,867	5,002	0.0724%
Xiaoying Yu	691,000	11,648	0.1686%
Chunhong Zhang	138,200	138,200	2.0000%
Ming Huang	207,300	207,300	3.0000%
Yang Liu	138,200	138,200	2.0000%
Jiafeng Yang	120,925	120,925	1.7500%
Yu Wang	414,600	414,600	6.0000%
Cuixiang Wang	172,750	172,750	2.5000%
Dongwei Wang	34,550	34,550	0.5000%
Zhigang Liu	69,100	69,100	1.0000%
Guo Gao	34,550	34,550	0.5000%
Chunyan Yuan	207,300	207,300	3.0000%
Litao Bai	20,730	20,730	0.3000%
Yuan Ji	17,275	17,275	0.2500%
Yue Yu	138,200	138,200	2.0000%
Xiuling Pan	345,500	345,500	5.0000%
Chunxue Li	69,100	69,100	1.0000%
Lei Liu	207,300	207,300	3.0000%
Liang Sun	80,617	80,617	1.1667%
Jingdong Zhang	103,650	103,650	1.5000%
Tianyu Shan	92,133	92,133	1.3333%
Xuhui Liu	345,500	345,500	5.0000%
Jianfei Sun	552,800	552,800	8.0000%
Enlong Pan	328,225	328,225	4.7500%
Peter Tong	328,225	328,225	4.7500%
Yong Xie	414,600	414,600	6.0000%
Yingxin Wang	276,400	276,400	4.0000%
Long Pan	138,200	138,200	2.0000%
Tao Yu		172,750	2.5000%
Shufeng Yang		69,100	1.000%
Chunyan Yuan		160,312	2.3200%
Chunrong Jiang		75,220	1.0886%
Weiguo Pan		19,743	0.2857%
Xiuling Pan		277,782	4.0200%
Xuhui Liu		401,570	5.8114%
Jilong Liu		100,215	1.4503%
Xiaoyan Xu		66,336	0.9600%
Yubao Zong		103,650	1.5000%
Chunping He		103,650	1.5000%
Hongyu Yu		25,567	0.3700%
Yu Wang		96,740	1.4000%

(1)	Applicable percentages are based on 6,910,000 shares of Common Stock issued and outstanding as of the dates hereof. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

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